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                                                             Exhibit 1(A3)(aiii)

                       AMENDMENT TO UNDERWRITING AGREEMENT


THIS AMENDMENT to the Underwriting Agreement by and among PML SECURITIES COMPANY, ("PML"), PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA ("PMLIC") and Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Managed Separate Account, and Provident Mutual Variable Zero Coupon Bond Separate Account (collectively, the "Accounts") and Provident Mutual Variable Aggressive Growth Separate Account ("Aggressive Growth Account") is made this ___________ day of __________________ 1989.

                                   WITNESSETH:

WHEREAS, PML, PMLIC and the Accounts entered into an Underwriting Agreement on December 6, 1985, as amended on September 9, 1988; and

WHEREAS, PMLIC established the Aggressive Growth Account on February 21, 1989;
and

WHEREAS, it is the desire of the parties to amend the Underwriting Agreement to include the Aggressive Growth Account;

NOW THEREFORE, it is agreed among the parties that said Agreement is hereby amended to include the Aggressive Growth Account.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Underwriting Agreement to be duly executed as of the day and year first above written.



[SEAL]                                     PML SECURITIES COMPANY



Attest:                                By:
       --------------------------         -------------------------------------


(SEAL]                                     PROVIDENT MUTUAL LIFE INSURANCE
                                              COMPANY OF PHILADELPHIA



Attest:                                By:
       --------------------------         -------------------------------------


[SEAL]                                     PROVIDENT MUTUAL VARIABLE
                                           GROWTH, BOND, MONEY MARKET,
                                           MANAGED, ZERO COUPON BOND,
                                           AND AGGRESSIVE GROWTH
                                           SEPARATE ACCOUNTS


Attest:                                By:
       --------------------------         -------------------------------------